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                                                                   EXHIBIT 10.51
                                AMENDMENT NO. 3
                                      TO
                    VASTAR RESOURCES, INC. SAVINGS PLAN II
                          __________________________



Pursuant to the resolutions adopted by the Board of Directors on October 15, 1997, the Vastar Resources, Inc. Savings Plan II (the "Plan") is hereby amended effective as of November 1, 1997:


1. Paragraph 10.1 of the Plan is amended to read as follows:



   "10.1  Amendment of Plan
          (a) Except as provided in Subparagraph 10.1(b), the Plan may be amended by the Board of Directors of Vastar Resources, Inc.

          (b) A committee consisting of the Vice President, Human Resources, the Vice President and Controller, the Vice President and General Counsel, and the General Tax Officer of Vastar Resources, Inc. may amend the Plan under the following circumstances:

               (i)     Legally required changes;

               (ii)    Improvement of administrative efficiency;

               (iii) Implementation of contractual commitments made by the Company regarding matters relating to acquisitions, divestitures, joint ventures or mergers and any matter negotiated pursuant to a collective bargaining agreement;

               (iv) Implementation of any transfer of assets, merger or spin-off of plan assets among plans within the Company; or

               (v) Implementation of participation in the Plan by Subsidiaries or Affiliates of the Company.

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          (c)  No amendment shall reduce the account of any Member as of the date of such amendment."


2.   A new Section 16 is added to the Plan to read as follows:


                                  "Section 16

      SPECIAL PROVISIONS APPLICABLE TO EMPLOYEES OF THE COMPANY SECONDED
                      TO SOUTHERN ENERGY MARKETING, L.P.


16.1 Pursuant to an agreement dated as of September 1, 1997, the ("Agreement") between the Company and Southern Company Energy Marketing L.P. ("SCEM"), certain employees of the Company were seconded to SCEM and its affiliates, and as of January 1, 1998, will become SCEM employees in connection with the occurrence of the Second Closing (as such term is defined in the Formation Agreement between the Company and SEI Holdings, Inc., dated August 8, 1997). Such employees are hereinafter referred to as "Transferees".

16.2 The rights and benefits under the Plan of Transferees shall be governed by the Plan except as provided in this Section 16.

16.3 Effective December 31, 1997, Atlantic Richfield Company Common Stock, Dividends Paid-Out, shall be replaced with Atlantic Richfield Company Common Stock, Dividends Reinvested.

16.4 As soon as administratively practicable following termination of employment with the Company and commencement of employment with SCEM, each Transferee's Account shall be transferred to the SCEM Employees Savings Plan. The transfer shall consist of cash and shares of Vastar Resources, Inc. and, to the extent applicable, Atlantic Richfield Company Common Stock held in the Transferee's Account immediately prior to the transfer.

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16.5 To effectuate the transfer of assets and liabilities as contemplated by this Section 16, the Administrator may suspend the purchase and sales of investment alternatives as necessary in the Administrator's sole discretion."



Executed this 30th day of December, 1997.


ATTEST                                     VASTAR RESOURCES, INC.



BY: /s/ JONATHAN D. EDELFELT               By: /s/ JEFFREY M. BENDER
    -------------------------                  ---------------------
    JONATHAN D. EDELFELT                       JEFFREY M. BENDER
    Associate Secretary                        Vice President
                                               Human Resources

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